Exhibit 99.1

Cycurion Receives Nasdaq Delisting Determination Letter; Appeal Underway, Trading to Continue, Focus on Shareholder Value
McLean, Va., July 16, 2026 (GLOBE NEWSWIRE) -- Cycurion, Inc. (NASDAQ: CYCU) (“Cycurion” or the “Company”), a leading AI driven, tech-enabled cybersecurity solutions provider, today announced that it has received a delisting determination letter from The Nasdaq Stock Market LLC (“Nasdaq”) related to its minimum bid price requirement.
As set forth in the determination letter, dated July 10, 2026, the closing bid price of the Company’s common stock was below the $1.00 per share minimum required for continued listing for the 31 consecutive business days from May 26, 2026 through July 9, 2026. Nasdaq determined that the Company does not comply with Nasdaq Listing Rule 5550(a)(1), which requires listed securities to maintain a minimum bid price of $1.00 per share. Because the Company effected a 1-for-30 reverse stock split on October 27, 2025, Nasdaq further determined that the Company is not eligible for the customary 180-calendar day compliance period under Nasdaq Listing Rule 5810(c)(3)(A)(iv), which applies when an issuer has effected a reverse stock split within the prior one-year period, and absent a timely hearing request, trading in the Company’s securities is expected to be suspended at the opening of business on July 21, 2026.
The Company plans to timely request a hearing before the Nasdaq Hearings Panel before the July 17, 2026 deadline set forth in the determination letter. A timely hearing request will stay the suspension of the Company's securities and the filing of a Form 25-NSE pending the Panel's decision. Cycurion’s common stock will remain listed and continue trading on Nasdaq during the appeal process and pending a final determination by the Hearings Panel.
There can be no assurance that the Hearings Panel will grant the Company’s request for continued listing or that the Company will ultimately regain compliance with all applicable Nasdaq listing requirements or that the Company’s shares of common stock will remain listed on Nasdaq following the hearing.
As previously disclosed, Cycurion’s Board of Directors and management determined not to pursue a reverse stock split at this time. The Board continues to evaluate all available options for regaining compliance with Nasdaq’s continued listing requirements, including any actions it may determine are appropriate in connection with the hearing process. The Company remains focused on executing its strategic plan while supporting a fair and orderly market for its securities.
Kevin Kelly, Chairman and Chief Executive Officer of Cycurion, stated:
“We are fully prepared to proceed with the Nasdaq Hearings Panel process. During this period, we are continuing to develop a comprehensive, data-driven record of trading activity, supported by internal analysis and external market data. Our focus remains on ensuring that the Company’s market valuation appropriately reflects its underlying fundamentals and that our shareholders benefit from a transparent and orderly trading environment.”
Appeal Process and Timeline
Hearings are typically scheduled approximately 30 to 45 days following the Company’s request. The Nasdaq Hearings Panel has broad discretion under applicable rules to consider all relevant factors in determining whether to grant continued listing or an extension.

The Company is actively preparing its materials in support of this process. Cycurion continues to advance its review of trading activity through ongoing forensic analysis, engagement with external advisors and data providers, and appropriate legal and regulatory review processes.
Business Momentum Remains Strong
This matter does not impact Cycurion’s operations or strategic execution. The Company continues to generate revenue growth through organic expansion, strategic acquisitions, and long-term customer contracts.
Cycurion currently maintains an annual revenue run rate exceeding $28 million, supported by contracted backlog and a growing pipeline of opportunities, including recently secured multi-year agreements.
The Company remains committed to disciplined execution, transparency with shareholders, and pursuing all appropriate avenues to support fair market conditions and long-term value creation.
About Cycurion, Inc.
Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies LLC, Cloudburst Security LLC, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future. More info: www.cycurion.com.
Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.
Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Such statements include, but are not limited to, the Company's appeal of Nasdaq's delisting determination; the timing, and outcome of the Company’s hearing before the Nasdaq Hearings Panel; the Company’s ability to regain and maintain compliance with Nasdaq’s continued listing requirements; the acceleration of the Company’s inorganic growth strategy through potential acquisitions and strategic transactions; the continued execution of the Company’s contracted backlog; and other statements that are not historical facts, including statements which may be accompanied by words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Cycurion and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, the outcomes of the Company’s investigations, any potential legal proceedings, or the future performance of the Company’s stock. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed by Cycurion with the U.S. Securities and Exchange Commission. Cycurion anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Cycurion assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Cycurion’s plans and expectations as of any subsequent date.

Cycurion Investor Relations:
(888) 341-6680
investors@cycurion.com
Cycurion Media Relations:
(888) 341-6680
media@cycurion.com

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